Exhibit 21.1
Subsidiaries of AuthenTec, Inc.

Subsidiary	Location	Ownership Interest
AuthenTec K.K.	Japan	Wholly-owned

AuthenTec (Shanghai) Co., Ltd.	China	Wholly-owned